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                          [Arthur Andersen Letterhead]

                                                                Exhibit 23.1

                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8, used to register 4,200,000 shares of common stock, of our report dated August 2, 1999, included in Sara Lee Corporation's Annual Report on Form 10-K for the fiscal year ended July 3, 1999 and to all references to our firm included in this Registration Statement.

/s/ ARTHUR ANDERSEN LLP


Chicago, Illinois
November 18, 1999